EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Genprex, Inc.
Austin, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File no. 333-237543) and the Registration Statement on Form S-3 (File no. 333-239134) of Genprex, Inc., of our report dated March 26, 2021 relating to the consolidated financial statements at and for the years ended December 31, 2020 and 2019, which appear in this Annual Report on Form 10-K.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

March 26, 2021